                             SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ /      Preliminary Proxy Statement
/x/      Definitive Proxy Statement
/x/      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
------------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          Not applicable.
      (2) Aggregate number of securities to which transaction applies:
          Not applicable.
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
      (4) Proposed maximum aggregate value of transaction:  Not applicable.
      (5) Total fee paid:  Not applicable.

/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:  Not applicable.
      (2) Form, Schedule or Registration Statement No.:  Not applicable.
      (3) Filing Party:  Not applicable.
      (4) Date Filed:  Not applicable.

                 BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                 ------------------------------------------------

                                 PROXY STATEMENT
                         OF KARPUS MANAGEMENT, INC. d/b/a
                           KARPUS INVESTMENT MANAGEMENT

                 ------------------------------------------------

          This Proxy Statement is furnished in connection with a solicitation of proxies by Karpus Management, Inc., doing business as Karpus Investment Management ("KIM"), to be used at the Annual Meeting of Stockholders ("Meeting") of Bull & Bear U.S. Government Securities Fund, Inc. (the "Fund") to be held on Thursday, November 20, 1997 at 8:00 a.m. at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, (i) to elect directors of the Fund to serve for a specified term and until their successors are duly elected and qualified, (ii) to ratify the selection of Tait, Weller & Baker as the Fund's independent auditors, and (iii) to transact such other business as may properly come before the Meeting or any adjournment thereof.
KIM is soliciting proxies only for the election of directors of the Fund.

          Stockholders of record at the close of business on October 1, 1997 are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of October 1, 1997, the Fund had 735,287.713 shares of common stock issued and outstanding. Stockholders of the Fund will vote as a single class.

          It is estimated that this Proxy Statement will be mailed to stockholders of record on or about November 8, 1997. KIM's principal executive offices are located at 14 Tobey Village Office Park, Pittsford, New York 14534. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE FUND AT ITS PRINCIPAL EXECUTIVE OFFICES, 11 HANOVER SQUARE, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE 1-888-847-4200.

PROPOSAL 1:     ELECTION OF DIRECTORS

          KIM is proposing the election of KIM Nominees so that the Board of Directors will take action to change the Fund to an "open end" format, rather than the current "closed end" format approved in 1996. Kim would like the Fund to be an open end investment company, so that when the stockholders sell their shares they can receive the net asset value thereof. KIM believes that such net asset value per share will be greater than the trading price per share of the Fund. KIM has no direct financial interest in such change. However, to the extent the value of the assets of the advisory clients' accounts managed by KIM increases, the management fees received by KIM will increase accordingly.

          KIM also wishes to preserve the Fund's investment objective of providing a high level of current income, liquidity and safety of principal. Management of the Fund had previously proposed in a preliminary proxy statement dated September 12, 1997 that the objectives and fundamental policies of the Fund be changed to include a much broader range of permissible investments that could include up to 50% in equity securities along with securities denominated in foreign currencies and various additional investment techniques, such as futures and options transactions, and foreign currency transactions. Also, the management of the Fund previously proposed in such preliminary proxy statement changing the classification of the Fund from a diversified investment company to a non-diversified investment company. KIM expressed its opposition to these changes in telephone conversations with representatives of the Fund and in a letter to the Fund. Such proposals as were made in preliminary proxy statement were not included in the definitive proxy statement of the Fund's Management.

          The Fund's Board of Directors is currently divided into five classes with the term of office of one class expiring each year. KIM proposes that stockholders of the Fund elect the following nominees (the "KIM Nominees"):
Kenneth P. Leisegang as a Class I Director to serve for a one year term, Brad Orvieto as a Class II Director to serve for a two year term, Bruno A. Sniders as a Class III Director to serve for a three year term, Donald R. Chambers as a Class IV Director to serve for a four year term, and George W. Karpus as a Class V Director to serve for a five year term, and, in each case, until his respective successor is duly elected and qualified. The following table sets forth certain information concerning each of the KIM Nominees. None of the KIM Nominees is now serving or has previously served as a director of the Fund and none has been compensated by the Fund. None of the KIM Nominees is deemed to be an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended ("1940 Act").

Name, Principal Occupation and Business                                                  Year Term Expires
Experience for Past Five Years

Class I:

KENNETH P. LIESEGANG, age 47, is the founder and president of RSVP Business                     1998
Systems, Inc., a Rochester, New York based computer consulting firm founded in
1986. His address is 5 Fox Hill Drive, Fairport, New York 14450.


Class II:

BRAD ORVIETO, age 40, is a Certified Financial Planner and was the founder and                  1999
has acted as a principal of Horizon Financial Group, Plantation, Florida, for at
least the past 5 years. His address is 10824 Northwest Second Street,
Plantation, Florida 33324.

Class III:

BRUNO A. SNIDERS, age 61, has been the president and owner of Alexander                         2000
Communications Inc., a marketing, advertising and media consulting firm in
Webster, New York for at least the past 5 years. His address is 746 DeWitt Road,
Webster, New York 14580.

Class IV:

DONALD R. CHAMBERS, age 41, has been Walter E. Hanson/KPMG Peat Marwick                         2001
Professor of Finance, Department of Economics and Business at Lafayette College,
Easton, Pennsylvania, for at least the past 5 years. He has a Ph.D. from the
University of North Carolina at Chapel Hill, North Carolina. A senior portfolio strategist and consultant, Dr. Chambers serves as a consultant to industry and government, having advised the Consumer Advocate's office of the Commonwealth of
Pennsylvania, AT&T, Allstate, Bank of New York, Chase Manhattan Bank and other major corporations. Among his publishing credits are The Journal of Financial
Economics, The Journal of Cash Management, The Journal of Finance, The Journal
of Futures Markets, The Journal of Financial and Quantitative Analysis and
Financial Management. He is the author of a corporate finance textbook with
Harper Collins entitled Modern Corporate Finance, Theory & Practice. His address is 3325 Abbey Court, Bethlehem, Pennsylvania 18017.

Name, Principal Occupation and Business                                                    Year Term Expires
Experience for Past Five Years

Class V:

GEORGE W. KARPUS, age 51, is president and chairman of KIM, a registered                         2002
investment adviser in Pittsford, New York, a firm he established in 1986. KIM specializes in conservative asset management for corporations, pension and profit sharing plans, endowments and trusts and individuals with high net worth.
A past president of the Cash Management Association of Monroe County, Mr. Karpus
serves on the Editorial Advisory Board of Money Market Insights. The firm, a fixed income manager, has been ranked among the top four percentile by Nelson's
"World's Best Money Managers." His address is 796 Admiralty Way, Webster, New
York 14580.

                    KIM RECOMMENDS A VOTE FOR THE ELECTION OF
                            ALL NOMINEES NAMED ABOVE

          The persons listed in the accompanying form of proxy intend to vote each such proxy for the election of the KIM Nominees, as listed above, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for any one or more of the KIM Nominees. It is not contemplated that any KIM Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the proxyholders reserve the right to substitute another person or persons of their choice as a KIM Nominee or as KIM Nominees. Each KIM Nominee listed above has consented to being named in this Proxy Statement and has agreed to serve as a Director if elected.

          None of the KIM Nominees has ever been an officer, employee, director, general partner or shareholder of Bull & Bear Advisers, Inc., the Fund's investment manager, or any affiliate thereof, nor has any of such KIM Nominees had any other material direct or indirect interest in such investment manager or any of its affiliates or the Fund's principal underwriter or administrator. None of the KIM Nominees or an affiliate of any of them is engaged in any material pending legal proceedings adverse to the Fund or any of its affiliates. None of the KIM Nominees nor KIM has been convicted in a criminal proceeding for at least the past 10 years.

          KIM has been advised by the Fund as follows:

          The Fund has an audit committee comprised of currently all of its directors, the function of which is routinely to review financial statements and other audit-related matters as they arise throughout the year. The Fund has no standing or nominating or compensation committee or any committee performing similar functions.

          The Fund pays its directors who are not "interested persons" of the Fund an annual retainer of $2,500, and a per meeting fee of $2,500, and reimburses them for their meeting expenses. The Fund also pays such directors $250 per special telephonic meeting attended and per committee meeting attended. The Fund does not pay any other remuneration to its executive officers and directors, and the Fund has no bonus, pension, profit-sharing, or retirement plan. The Fund had four Board meetings and no committee meetings during the Fund's most recently completed fiscal year.


VOTE REQUIRED

          The Fund's management has taken the position that any action submitted to a vote by stockholders, such as the proposed election of the KIM Nominees, requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors.

          KIM does not believe that the Fund's management positions are correct. Based upon such positions, if the KIM Nominees receive more votes than the management nominees, but less than 80% of all outstanding shares, no directors will be elected at the Meeting. Accordingly, pursuant to the Maryland General Corporation Law, Section 2-405, the directors holding over would continue to manage the business and affairs of the Fund. KIM believes that if a majority of the votes cast are in favor of the KIM Nominees, the KIM Nominees will be elected.

          If the KIM Nominees receive more votes than the Management nominees and Management declines to seat the KIM Nominees, KIM intends to negotiate a mutually satisfactory resolution of such disagreement and, if necessary, to initiate legal action to compel Management to seat such directors.

PROPOSAL 2:  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          KIM is not soliciting proxies with respect to the ratification of the selection of independent auditors.

                                OTHER MATTERS

          KIM and the following advisory clients for whom it acts as investment adviser will bear the cost of soliciting proxies: Acra-Local 725 Pension Trust of Dade, Amalgamated Transit Union

Local #1342, Cardinal American Corporation, Jeffrey I Cooper, Elderwood Affiliates, Inc. Retirement Plan, Seymour Fisher Marital Tr., Fish Furniture Profit Sharing Tr., The William and Estelle Golub Foundation Inc., Hammer Lithograph Corp. Deferred Profit Sharing, Peter Russo, Trustee U/W William Henderson FBO F. Elizabeth, City of Hialeah Police Pension Fd., Inter Metro Ind. Corp. Salaried Employees Pension Trust, James E. Morris IRA Rollover, Monro Muffler Brake Inc. Retirement Plan, Painters Local 150 Annuity Fund, Plumbers & Pipefitters Local 138 Pension Fund, Roman Catholic Diocese of Syracuse Inc., Sheet Metal Workers Local 46 Annuity Fund, Sheet Metal Workers Local 46 Pension Fund, YWCA of Rochester & Monroe County - Board Designated Fd. and YWCA of Rochester & Monroe County Endowment Fund. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other means and such clients may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Solicitations will be made by the regular employees of KIM. In addition, the Fund will retain Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to solicit proxies on behalf of the Board for a fee estimated at $20,000 plus expenses. Additional costs and expenditures, including fees for attorneys, printing and mailing are anticipated to be approximately $50,000. KIM intends to seek reimbursement to itself and its advisory clients of some or all of their costs of solicitation from the Fund.

          KIM has been advised by the Fund, which advice is applicable to proxies for the KIM Nominees, as follows:

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

          In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as management proxies will vote those proxies which they are entitled to vote "for" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a Proposal against any adjournment. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting.

          As of the record date KIM owned 99,250 shares or 13.5% of total outstanding shares. KIM Nominee George W. Karpus, as President and controlling stockholder of KIM, is a controlling person of KIM and may be deemed to be a beneficial owner of such shares. None of the other KIM Nominees purchased or sold any of such shares. The following table sets forth the shares of the Fund's common stock purchased by KIM during the past 2 years. None of such shares were sold.


            Dates                      Amounts Purchased             Dates                    Amounts Purchased
            -----                      -----------------             -----                    -----------------
          12/3/96                              300                  5/22/97                           800

          12/9/96                              700                  5/23/97                         1,200

          12/10/96                           1,300                  5/27/97                         3,400

          12/12/96                             200                  5/28/97                           300

          12/13/96                           3,800                  5/29/97                           100

          12/16/96                           1,500                  5/30/97                           600

            Dates                      Amounts Purchased             Dates                    Amounts Purchased
            -----                      -----------------             -----                    -----------------
          12/17/96                             200                  6/12/97                         1,900

          1/7/97                               700                  6/16/97                         1,500

          1/8/97                               900                  6/17/97                         1,900

          1/15/97                              500                  6/18/97                         1,500

          1/16/97                              200                  6/19/97                         4,100

          1/17/97                              300                  7/28/97                         1,200

          2/21/97                            1,100                  7/31/97                           600

          2/24/97                            1,100                  8/1/97                          1,000

          2/24/97                            1,000                  8/4/97                            300

          2/25/97                            1,000                  8/5/97                            200

          2/26/97                              800                  8/11/97                         9,500

          3/10/97                            1,000                  8/13/97                           100

          3/11/97                            2,000                  8/15/97                         2,200

          3/12/97                            2,600                  8/18/97                         2,900

          4/3/97                             2,000                  8/20/97                           200

          4/7/97                             1,000                  8/21/97                         1,400

          4/9/97                               700                  8/22/97                           600

          4/14/97                            2,300                  8/25/97                           200

          4/15/97                              100                  8/26/97                           400

          4/16/97                              400                  8/27/97                           900

          4/18/97                              100                  8/29/97                         1,300

          4/21/97                            1,100                  9/2/97                          1,100

          4/22/97                              600                  9/17/97                           300

          4/23/97                              400                  10/2/97                           600

          4/24/97                            4,200                  10/3/97                         8,100

          5/16/97                           24,200                  10/9/97                         1,100

          5/19/97                              900                  10/10/97                       25,650

          5/20/97                              100                  10/16/97                        2,500

          KIM is not aware of any other matters which may come before the Meeting. Should any such matters with respect to the Fund properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

          The investment adviser of the Fund is Bull & Bear Advisers, Inc., 11 Hanover Square, New York, NY 10005. Investor Service Center, Inc., Box 419789, Kansas City, MO 64141-6789, acts as its distributor and administrator.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  November 7, 1997

P R O X Y
                          KARPUS MANAGEMENT, INC D/B/A
                          KARPUS INVESTMENT MANAGEMENT
                          14 TOBEY VILLAGE OFFICE PARK
                           PITTSFORD, NEW YORK 14534

       THIS PROXY IS SOLICITED ON BEHALF OF KARPUS INVESTMENT MANAGEMENT

The undersigned hereby appoints George W. Karpus and Donald R. Chambers as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Bull & Bear U.S. Government Securities Fund, Inc. held of record by the undersigned on October 1, 1997, at the annual meeting of shareholders to be held on November 20, 1997 or any adjournment(s) thereof.

               -------------------------------------------------
               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.
               -------------------------------------------------

/X/          PLEASE MARK
             YOUR VOTES AS IN
             THIS EXAMPLE

1. ELECTION OF DIRECTORS:      FOR all nominees listed below         / /         WITHHOLD AUTHORITY                    / /
                               (except as marked to the contrary                 to vote for all nominees listed
                               below)                                            below

Kenneth P. Liesegang (Class I Director), Brad Orvieto (Class II Director), Bruno A. Sniders (Class III Director),
Donald R. Chambers (Class IV Director), George W. Karpus (Class V Director).

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-----------------------------------------------------------------------------

                                                                                                 FOR        AGAINST    ABSTAIN
2. In their discretion, the Proxies are authorized to vote upon such other business
as may properly come before the meeting.                                                         / /        / /        / /

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.


-------------------------------------------------------------------------------
Signature

-------------------------------------------------------------------------------
Signature, if held jointly

Dated: _________________________________________________________________ , 1997

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           KARPUS MANAGEMENT, INC. d/b/a
                            KARPUS INVESTMENT MANAGEMENT

                            14 Tobey Village Office Park
                                 Pittsford, NY 14534
                                   (716) 586-4680
                                  Fax (716) 586-4315


                                                              November 8, 1997

Dear Fellow Stockholders:

                  We are the largest stockholder of Bull & Bear U.S. Government Securities Fund, Inc. ("BBG"), holding beneficially 99,250 shares (13.67%) as of the record date and 137,200 shares (18.66%) as of the date hereof. We are proposing the election of the following slate of nominees to the Board of Directors of BBG at its meeting of Stockholders called for 8:00 a.m., November 20, 1997 in New York:

                               Kenneth P. Leisegang
                                   Brad Orvieto
                                 Bruno A. Sniders
                                Donald R. Chambers
                                 George W. Karpus

                  Please review our Proxy Statement for additional information about these nominees.

                  In August 1996 the incumbent Board of Directors recommended that the stockholders approve the conversion of BBG to a closed end investment company. The conversion was approved and implemented. We believe that such recommendation was not in the best interest of the stockholders.

                  According to Dow Jones News Service, Lipper Analytic Services Inc. has identified BBG as the worst performing bond fund in its investment category over the past year. Since BBG was converted to a closed end investment company effective as of October 4, 1996, its price per share has fallen from $14-3/4 to $12-7/8 on November 4, 1997. This decline of 12.7% during a strong bull market supports our belief that converting BBG to a closed end investment company has hurt the stockholders of BBG. On a total return basis, BBG has returned negative 7.43% for the 12-month period commencing October 4, 1996.

                  In September 1997 the incumbent Board of Directors proposed in a preliminary proxy statement dated September 12, 1997 to change BBG's fundamental investment policies to authorize the investment of up to 50% of its assets in securities of growth companies (including equity securities), and securities issued by companies that invest or deal in natural resources or commodities. Such securities could have been denominated in foreign currencies and BBG would have been permitted to engage in futures and options transactions and foreign currency transactions. The Board also proposed in such preliminary proxy statement to change BBG to a non-diversified investment company. KIM expressed its opposition to the proposed changes in telephone conversations with representatives of the Fund and in a letter to the Fund. KIM stated that the proposed changes were not in the best interest of the stockholders, who invested in reliance upon the current fundamental investment policies and diversification. Fortunately, management did not make these proposals in the definitive proxy statement.

                  We believe that the slate of nominees we have presented will act in a manner consistent with the interest of the stockholders of BBG.

                  Whether or not you expect to attend the Meeting of BBG's Stockholders, please furnish your blue proxy card to us.

                  If you have any questions, we invite you to call us at (716) 586-4680 between 9:00 a.m. and 5:00 p.m. Eastern Standard Time, or our solicitor, Georgeson & Company, Inc., at (800) 223-2064 between 9:00 a.m. and 8:00 p.m. Eastern Standard Time.

                                                    KARPUS INVESTMENT MANAGEMENT



                                                     By:________________________
                                                            George W. Karpus
                                     - 2 -